SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934


                       Date of Report:  March 31, 1995






                    LEE ENTERPRISES, INCORPORATED
          (Exact name of registrant as specified in its charter)

        Delaware                1-6227
(State of other jurisdiction  (Commission     (IRS Employer
 of incorporation)            File Number)    Identification No.)


215 N. Main Street, Davenport, Iowa                 52801-1924
(Address of principal execute offices)               Zip Code


                        (319) 383-2100
          (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.

                On March 31, 1995, Registrant acquired 3,015 common shares of Journal-Star Printing Co., a Nebraska corporation ("JSPCo."), representing 50.25% of the outstanding common stock of JSPCo., from Journal Limited Partnership, a Nebraska limited partnership ("JLP"). Prior to the transaction, the Registrant owned 2,985 common shares of JSPCo., representing the remaining 49.75% of the outstanding common shares of JSPCo. not owned by JLP.

                JSPCo. publishes the daily Lincoln Star and the Lincoln Journal, the Saturday and holiday editions of the Journal-Star, and the Sunday Journal-Star, which are distributed in Lincoln and Lancaster County, Nebraska.

                The transaction was effected by means of a forward triangular merger of JSPCo. into J-S Acquisition Corp., a newly-formed Nebraska corporation and wholly-owned subsidiary of the Registrant, pursuant to a Plan and Agreement of Reorganization entered into by and among the Registrant, JLP, JSPCo., and J-S Acquisition Corp. on February 27, 1995 (the "Reorganization Agreement"). At the effective date of the merger on March 31, 1995, the outstanding shares of JSPCo. were cancelled and the Registrant delivered to JLP 1,646,643 shares of its Common Stock having an approximate market value at the close of business on March 31, 1995 of $58,455,000. At the closing, JSPCo. also paid JLP $750,000 for the assignment or termination of certain contracts.

                The acquisition of the common stock of JSPCo. from JLP was approved by the Federal Trade Commission and the Department of Justice pursuant to filings effected under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                The Common Stock delivered by the Registrant to JLP in connection with the transaction (the "JLP stock") is subject to a Shareholders' Agreement between the Registrant and JLP dated February 27, 1995 which provides for certain restrictions on the transferability of the JLP stock unless such transfers are made in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act") or pursuant to an effective Registration Statement filed under the Act. JLP has represented to the Registrant that it has acquired and intends to hold the JLP stock for investment purposes and not with a view to the resale or further distribution thereof. At March 31, 1995, the JLP stock represented 9.55% of the outstanding Common Stock of the Registrant. Aside from its ownership of Common Stock of the Registrant, JLP has no other material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of such director or officer.

                JSPCo. will continue the publication of newspapers and engage in associated activities in Lincoln, Nebraska following consummation of the acquisition.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

                (a)  Financial statements of the business acquired:
          Journal-Star Printing Co.

Financial statements and independent
auditors' report on the financial
statements of Journal-Star Printing Co.
as of September 30, 1994 and for the
year then ended. <F1>


Unaudited financial statements of Journal-Star
Printing Co. as of March 31, 1995 and for the six months then ended <F1>

                (b) Pro forma financial information of Lee Enterprises, Incorporated and subsidiaries.

Unaudited pro forma consolidated
statements of income for the year ended
September 30, 1994 and the six months then ended March 31, 1995 and 1994. <F1>

                (c)  Exhibits:

                     (1) Plan and Agreement of Reorganization by and among Lee Enterprises, Incorporated, Journal Limited Partnership, J-S Acquisition Corp. and Journal-Star Printing Co. dated February 27, 1995.

                     (2) Shareholders' Agreement by and between Lee Enterprises, Incorporated and Journal Limited
                Partnership.



                                 Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



LEE ENTERPRISES, INCORPORATED
       (Registrant)



By /s/ G. C. Wahlig
   G. C. Wahlig
   Chief Accounting Officer


Dated:  April 14, 1995


[FN]
<F1>  Pursuant to FRR No. 18, Securities Act Release No. 6578, Registrant
      requests a sixty (60) day extension to file the financial information required under Items 7(a) and 7(b), for the reason that such information is not presently available and therefore, it is impracticable to provide such information within the fifteen (15) day period provided for the filing of this report on Form 8-K. Registrant anticipates that such information will be filed on or before May 31, 1995.